UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934,

Date of Report (Date of earliest event reported)    August 23, 2005

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THEGLOBE.COM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-25053	14-1782422
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400

Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to completion of the proposed sale of substantially all of the assets of our subsidiary, SendTec, Inc., as described in this Report, as well as other risks. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com, inc.’s future results and business plans, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-KSB for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 as well as the risk factors set forth in this Report. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

ITEM 1.01

Entry into a Material Definitive Agreement

PROPOSED DISPOSITION OF ASSETS OF SENDTEC, INC; SHARE REDEMPTION.

As previously reported, on August 10, 2005, theglobe entered into an Asset Purchase Agreement (the “Purchase Agreement”) with RelationServe Media, Inc. a Nevada corporation (“RelationServe”), whereby theglobe.com, inc. (“theglobe”) agreed to sell all of the assets of its subsidiary, SendTec, Inc., (“SendTec”), to RelationServe for $37.5 million in cash, subject to certain adjustments (the “Asset Sale”).

On August 23, 2005 we entered into Amendment No. 1 to the Asset Purchase Agreement with RelationServe (the “1st Amendment”). The following summary of the 1st Amendment is qualified in its entirety by reference to the actual agreement which is being incorporated by reference as an exhibit to this Report. Among other things, the 1st Amendment eliminated a requirement by RelationServe to provide evidence to theglobe on or before September 9, 2005 that it then holds in escrow $30 million in financing available (upon satisfaction of certain limited conditions) toward payment of the purchase price contemplated by the Asset Sale. No change was made to RelationServe’s separate representation to theglobe that it has financing commitments necessary to consummate the Asset Sale. With regard to non-compete matters, the 1st Amendment: (i) reduces the length of time in which theglobe may not engage in a “competitive business” to the SendTec business being sold from 5 years to 12 months; (ii) substantially narrows the meaning of what is considered a “competitive business;” and (iii) adds restrictions on the ability of theglobe to solicit or raid customers or personnel of the business being sold.

The 1st Amendment also contains several provisions which conform various representations and warranties in the Purchase Agreement from theglobe to RelationServe regarding the operations of SendTec (which the parties sometimes refer to as the “operational representations”) to more closely align in duration and content to certain corresponding representations and warranties being made to theglobe by the management of SendTec pursuant to the Redemption Agreement described below. Pursuant to the Redemption Agreement, RelationServe is also entitled to rely on the operational representations being made in the Redemption Agreement by SendTec management. The 1st Amendment adds that if the damages suffered by RelationServe from a breach of an operational representation by SendTec management exceed the amount which RelationServe is able to recover from SendTec management (which pursuant to a separate agreement between RelationServe and SendTec management is anticipated to be limited to recovery of up to 200,000 shares of RelationServe common stock to be owned by SendTec management), then theglobe will be obligated to indemnify RelationServe for such excess, subject to theglobe overall cap on its indemnification obligations (which was not changed as a result of the 1st Amendment).

As contemplated by the Purchase Agreement, on August 23, 2005, we also entered into a Redemption Agreement with six members of management of SendTec (the “Redemption Agreement”) to redeem approximately 28.9 million shares of our common stock owned by such management for approximately $11.6 million in cash. The following summary of the Redemption Agreement is qualified in its entirety by reference to the actual agreement which is being incorporated by reference as an exhibit to this Report. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. We also anticipate that we will be terminating and canceling certain options and warrants held by these six members of management for approximately $400,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe’s acquisition of SendTec. We further anticipate that we will terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with a number of other SendTec employees for amounts totaling approximately $500,000.

In addition to the repurchase of the shares, the Redemption Agreement provides for various representations and warranties of the parties to each other. Each member of SendTec’s management will make certain representations and warranties to theglobe in connection with the redemption, including as to: (i) their ownership of the shares being redeemed; (ii) non-contravention of other agreements; (iii) the absence of litigation concerning the Redemption Agreement and the shares; (iv) their financial experience; and (v) their access to information. Each member of SendTec’s management is also making certain representations and warranties to the best of his or her knowledge, to theglobe concerning operational matters associated with the business of SendTec (which are sometimes referred to as the “Operational Representations”). theglobe is relying on these Operational Representations to make corresponding representations to RelationServe in the Purchase Agreement. RelationServe is also entitled to rely on such Operational Representations from SendTec’s management. Generally speaking, these

Operational Representations will survive the closing for a period of 1 year and 45 days. theglobe is making certain representations and warranties to SendTec’s management, including as to: (i) its authority to enter into the Redemption Agreement; (ii) the absence of any litigation concerning the Redemption Agreement and the shares being redeemed; (iii) that the entering into, and performance of, the Redemption Agreement does not violate law, rule or regulation; and (iv) that the entering into of the Redemption Agreement and payment of the redemption price does not violate Delaware corporate law.

The Redemption Agreement also provides:

(i)

that upon consummation of the redemption, the Stockholders’ Agreement to which SendTec’s management are a party will be terminated.

(ii)

that for so long as any of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz are covered by a policy of directors and officers liability insurance with respect to their service as a current or former director and/or officer of theglobe, but for not more than five years, Paul Soltoff will be afforded the same coverage as is available to Mr. Egan, Mr. Cespedes and/or Ms. Segaul Lebowitz under such policy.

(iii)

the parties will execute mutual general releases of one another, with certain noted exceptions. The general releases will become null and void under certain circumstances; and

(iv)

for mutual indemnification by the parties relating to breaches of their respective representations and warranties and failure to abide by their respective agreements. theglobe, however, will have no recourse against SendTec’s management for breach of the Operational Representations, other than recovery of 50% of its legal fees up to an aggregate of $50,000. Instead, as a third-party beneficiary to the Operational Representations being made by SendTec’s management, RelationServe will have the ability to seek indemnification for a breach of those representations. RelationServe’s recovery against SendTec’s management will be generally limited to recovery of 200,000 shares of RelationServe’s stock which theglobe understands RelationServe intends to issue, and hold in escrow, pursuant to a separate agreement between RelationServe and SendTec management.

On August 23, 2005 we also filed a preliminary Information Statement with the Securities and Exchange Commission (“SEC”) which describes the Asset Sale and the foregoing agreements, as well as the written consent dated August 18, 2005 of certain of our stockholders approving the Asset Sale and all related transactions. We intend to distribute a final definitive Information Statement to our stockholders as soon as practicable after the Information Statement has been cleared by the SEC, with the closing of the Asset Sale anticipated to occur approximately 20 days thereafter.

RISK FACTORS RELATING TO THE SENDTEC TRANSACTION AND THE DISPOSITION OF THE SENDTEC BUSINESS

The Sendtec Asset Sale Is Subject To Satisfaction Of A Number Of Closing Conditions, Some Of Which May Be Beyond Our Ability To Control.

The consummation of the Asset Sale involves risks,  including  conditions to the obligation of RelationServe to complete the Asset Sale, all of which must either be  satisfied  or waived prior to the  completion of the Asset Sale. We do not control all of these conditions to closing.

If all closing conditions are not satisfied on a timely basis,  the Asset Sale could be delayed. If certain closing conditions are not satisfied at all, the Asset Sale may never be closed. If the Asset Sale  breaks up and never  closes, the Company may not be able to find an alternative buyer for its SendTec business or otherwise raise sufficient capital needed to operate its businesses. In any of such events, the Company’s liquidity and cash resources would likely decrease, resulting in an  adverse impact to its business operations and financial condition.

The Anticipated Benefits Of The SendTec Asset Sale May Not Be Realized.

The cash proceeds received from the SendTec Asset Sale are expected to provide sufficient liquidity to enable the Company to operate on a going concern basis and to complete the development of and begin the implementation  of a strategic business plan. SendTec currently represents the Company’s only profitable business, with its VoIP telephony services and computer games businesses continuing to incur operating losses at the present time. It’s newly acquired Internet services business, Tralliance Corporation (“Tralliance”), is on the verge of evolving from the start-up phase of its operations and plans to begin collecting fees for its services in the forth quarter of 2005. In order to capitalize on and realize the benefits of the SendTec  Asset Sale, the Company must either sell or dispose of unprofitable businesses, make changes which transform unprofitable businesses into profitable ones, and/or acquire or internally develop new profitable businesses, including Tralliance. There can be no assurance that the Company will be successful in taking any of the above actions which would enable it to achieve satisfactory investment  returns in future periods and realize the benefits of selling its SendTec business.

The Market Price Of  theglobe.com’s  Common Stock May Decline As A Result Of The SendTec Asset Sale.

The market price of our Common Stock may decline as a result of the SendTec Asset Sale if:

•

the sale of the SendTec business, theglobe’s only profitable business, is perceived negatively by investors; or

•

investors become skeptical that theglobe can invest the cash proceeds received for the SendTec Asset Sale in businesses that have acceptable returns on investment in future periods.

The market price of theglobe.com’s Common Stock could also decline as a result of unforeseen factors related to the SendTec Asset Sale.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

99.1

1st Amendment to the Asset Purchase Agreement dated as of August 23, 2005, by and among theglobe, inc., SendTec, Inc. and RelationServe Media, Inc. (1)

99.2

Redemption Agreement dated August 23, 2005 between theglobe.com, inc. and certain members of management of SendTec, Inc. (2)

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(1)

Incorporated by reference to Annex A of the registrant’s preliminary information statement filed with the Securities Exchange Commission on August 23, 2005.

(2)

Incorporated by reference to Annex B of the registrant’s preliminary information statement filed with the Securities Exchange Commission on August 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.
By:	/s/ EDWARD CESPEDES
Edward Cespedes, President

Dated: August 29, 2005